Exhibit 99.1

Great Basin Scientific Announces Corporate Restructuring and Reduction in Principal of 2016 Convertible Note

2016 Convertible Note amended reducing principal to $36 Million

Salt Lake City, February 10, 2017 – Great Basin Scientific, Inc. (OTCQB: GBSN), a molecular diagnostics company, today announced a restructuring and cost reduction plan that is designed to focus Company resources on areas that accelerate the revenue growth of its current commercial product line. As part of the restructuring plan, Great Basin has streamlined certain manufacturing and administrative processes and will eliminate approximately 50 employees nationwide. Between these changes, along with other previously implemented cost reductions and added efficiencies, the Company expects to remove between $10 million to $12 million from its annual cash burn. The Company also announced today that it has significantly reduced the 2016 Convertible Note to $36 million.

“Since the Company’s inception, we have focused on building a pipeline of molecular diagnostic solutions that provide a unique and powerful combination of menu versatility, ease-of-use and low cost,” said Ryan Ashton, co-founder and chief executive officer of Great Basin. “This investment in R&D and operations infrastructure has resulted in our current product menu of four FDA-cleared tests and panels with two additional assays in the 510(k) process at the FDA. Customer response to our expanding menu has been very positive, and we are undertaking these changes to assure that we are well-positioned to grow the Company aggressively and sustainably.”

The Company does not anticipate material pre-tax charges as a result of the restructuring and cost reduction plan. Several cost reduction activities will be initiated immediately, with all activities expected to be substantially completed by the end of the current quarter.

The Company is continuing development of its previously announced assays and expects to commence new clinical trials later in 2017.

2016 Convertible Note Amended

Great Basin has also reached an agreement with holders of its 2016 Convertible Note to reduce the Note’s principal by $35.6 million to $36.3 million outstanding as of February 9, 2017. In exchange, the amount of cash in the Company’s restricted cash account will be reduced to $21.5 million from $57.0 million.

“Our progress in terms of product menu, customer base and sales funnel expansion, along with the cost reductions we are implementing, led us to determine that the original funding available under the terms of the 2016 Convertible Notes was greater than we required,” said Jeff Rona, chief financial officer of Great Basin. “We appreciate the investment and support from our Noteholders and their willingness to work with us on reducing our debt obligation under the 2016 Note.”

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the company’s website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position, including but not limited to statements regarding the number of employees impacted by the restructuring plan, the timing for the completion of such plan, the amount and expected timing related to any associated restructuring charges and the Company’s burn rate, the Company’s anticipated revenue growth, anticipated FDA approval of current pending assays, commercialization of future approved assays, and the Company’s general development plans of sample-to-result technology and products. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results, should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the assumptions of management in the number of employees that will be impacted by the restructuring plan, the expected timing for completing the restructuring plan, anticipated savings as a result of the restructuring plan, the Company’s revenue projections not occurring as anticipated, delay or denial in obtaining FDA approval of pending assays, uncertainty in the Company’s ability to commercialize new assays, changes in customer needs, competition in the industry being greater than anticipated, our limited operating history and history of losses; our ability to develop and commercialize new products and the timing of commercialization; our ability to obtain sufficient capital to continue as a going concern and implement our business plan; and other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof, and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Betsy Hartman, Great Basin Scientific

385.215.3372

ir@gbscience.com

Media Contact:

Nirav Suchak, ICR

646.277.1257

nirav.suchak@icrinc.com

###